SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 1, 2008

MAXXAM INC.
(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-3924
(Commission File Number)

95-2078752
(I.R.S. Employer Identification Number)

1330 Post Oak Boulevard Suite 2000 Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

Registrant’s telephone number, including area code: (713) 975-7600

Not Applicable
(Former name, former address and
former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                         Entry into Material Definitive Agreement.

Background
MAXXAM Inc. (the “Company”) has previously disclosed that on January 18, 2007, The Pacific Lumber Company, an indirect wholly owned subsidiary of the Company (“Palco”), and Palco’s subsidiaries, including Scotia Pacific Company LLC (“Scopac”), filed separate voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  Palco, Scopac and Palco’s other subsidiaries are collectively referred to herein as the “Debtors.”

On the January 30, 2008 deadline established by the Bankruptcy Court, the Debtors filed an amended joint plan of reorganization (the “Joint Plan”) with the Bankruptcy Court.  That same day, both Scopac, and Palco and its subsidiaries other than Scopac (collectively, the “Palco Debtors”), filed separate alternative stand-alone plans of reorganization (the “Alternative Plans”).  The Company was a co-proponent of the Joint Plan and the Alternative Plans of both Scopac and the Palco Debtors.

Two other plans of reorganization were filed on the January 30, 2008 deadline.  The first was a plan (the “MRC/Marathon Plan”) proposed (and later amended) by Mendocino Redwood Company (“MRC”) and Palco’s principal creditor, Marathon Structured Finance Fund L.P. (“Marathon”).  The second was a plan (the “Noteholder Plan”) proposed (and later amended and modified) by the indenture trustee on behalf of the holders (the “Timber Noteholders”) of Scopac’s $713.8 million principal amount (as of December 31, 2006) of Timber Collateralized Notes.  The MRC/Marathon Plan would reorganize and continue the businesses of the Debtors.  It also provides for virtually all of the creditor classes other than Marathon to receive substantial cash payments.  The Noteholder Plan effectively provides for an auction of Scopac’s timberlands to the highest bidder.  It does not address the Palco Debtors.  Both the MRC/Marathon Plan and the Noteholder Plan would result in the loss entirely of the Company’s indirect equity interests in Palco and Palco’s subsidiaries, including Scopac.

Execution of Settlement Term Sheet
On May 1, 2008, MRC, Marathon, the Company and two other Company subsidiaries (collectively, the “MAXXAM Entities”), and the Palco Debtors entered into a Term Sheet Regarding Global Settlement and Plan Support (the “Settlement Term Sheet”).    Scopac was not a party to the Settlement Term Sheet.  A summary of the Settlement Term Sheet is set forth below.  As noted below, certain provisions of the Settlement Term Sheet are dependent upon Bankruptcy Court approval, which will be sought by motion (the “Settlement Motion”).  Other provisions are dependent on the MRC/Marathon Plan being confirmed by the Bankruptcy Court and becoming effective (or not overturned upon appeal).  There can be no assurance that the Bankruptcy Court will approve the Settlement Motion.  Nor can there be any assurance that the MRC/Marathon Plan will be confirmed by the Bankruptcy Court and become effective (or not overturned upon appeal).  For further information, please see the Settlement Term Sheet itself, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

General Provisions of Settlement Term Sheet
The Settlement Term Sheet required the Palco Debtors to immediately withdraw the Palco Debtors’ Alternative Plan.  In addition, the MAXXAM Entities and the Palco Debtors agreed to withdraw as co-proponents of any plan of reorganization, including the Joint Plan and the Alternative Plans of the Palco Debtors and Scopac.    The MAXXAM Entities and Palco Debtors also agreed to (a) express support for and use their best efforts to defend the MRC/Marathon Plan, and (b) use their best efforts to oppose any competing plan of reorganization.  The Settlement Term Sheet also obligates the Company to indemnify MRC, Marathon, Newco and their affiliates for certain tax liabilities related to this transaction.

Under the Settlement Term Sheet, MRC and Marathon agreed to amend the terms of the MRC/Marathon Plan, among other things, to provide for (i) a cash payment of not less than $520 million to the Timber Noteholders in satisfaction of the Timber Noteholders’ bankruptcy claims, and (ii) assumption of Palco’s retirement plan (the “Palco Retirement Plan”) by Newco upon the effective date of the MRC/Marathon Plan.  However, the latter provision would have no effect if the MRC/Marathon Plan became effective but was subsequently overturned and unwound upon appeal.  The Settlement Term Sheet also provides that MRC and Marathon must obtain the consent of the MAXXAM Entities and the Palco Debtors to any further changes to the MRC/Marathon Plan that are either material or adversely affect the MAXXAM Entities or the Palco Debtors.

MRC agreed to pay the Company $2.25 million in cash upon approval by the Bankruptcy Court of a settlement based upon the Settlement Term Sheet (the “Settlement”) and the MRC/Marathon Plan becoming effective.  Such cash payment would, however, have to be refunded if the MRC/Marathon Plan was overturned and unwound upon appeal.  The Settlement Term Sheet also enables an affiliate of the Company for a period of up to six weeks to require Newco or MRC to re-purchase lumber that the affiliate had previously purchased from Palco.  In such event, Newco or MRC would initially be required to pay the affiliate up to $3.9 million and up to another $1.3 million on the effective date of the MRC/Marathon Plan.

Release Provisions of Settlement Term Sheet
Effective as of the date of execution of the Settlement Term Sheet, the MAXXAM Entities granted a release in favor of MRC, Marathon and various related parties and MRC and Marathon granted a release in favor of the MAXXAM Entities and various related parties.  Subject to certain exceptions relating to Marathon and the MAXXAM Entities, the release covers any and all claims (a) that MRC, Marathon or the MAXXAM Entities may currently have against any of the released parties, or (b) relating to any of the Debtors or their bankruptcy cases that may arise in the future.

The MAXXAM Entities, MRC and Marathon also released the Palco Debtors and various related parties against any and all claims (y) that MAXXAM Entities, MRC and Marathon may currently have against any of the released parties (including approximately $40 million of intercompany indebtedness owed by the Palco Debtors to the MAXXAM Entities), or (z) relating to any of the Debtors or their bankruptcy cases that may arise in the future.  The release by the MAXXAM Entities is effective upon approval of the release by the Bankruptcy Court.  The release by MRC and Marathon is effective upon the later of approval of the Settlement Motion by the Bankruptcy Court and the effective date of the MRC/Marathon Plan.

Effective upon the later of approval of the Settlement Motion by the Bankruptcy Court and the effective date of the MRC/Marathon Plan, the Palco Debtors released each other, MRC, Marathon, the MAXXAM Entities and various related parties against any and all claims (a) that the Palco Debtors may currently have against any of the released parties, or (b) relating to any of the Debtors or their bankruptcy cases that may arise in the future.

Item 9.01.    Financial Statements and Exhibits.

(c)           Exhibits

10.1	Term Sheet Regarding Global Settlement and Plan Support among MRC, Marathon, the Palco Debtors, and the MAXXAM Entities

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXXAM INC.

Date: May 5, 2008	By:	/s/ Bernard L. Birkel
	Name:	Bernard L. Birkel
	Title:	Secretary

0127FMS8.BLB

EXHIBIT INDEX
Exhibit Number	Description
10.1	Term Sheet Regarding Global Settlement and Plan Support among Marathon, Mendocino, the Company, and the Palco Debtors